Exhibit 10.1

The First
Marblehead
Corporation

May 8, 2007
Mr. Stephen E. Anbinder
230 Park Avenue, 10th Floor
New York, NY  10169-1099

Dear Steve:

This letter agreement will confirm the extension of the Consulting Period, as defined in the agreement dated June 27, 2006 between you and The First Marblehead Corporation, through December 31, 2007.

Please acknowledge your agreement to this extension by signing below.

Very truly yours,
/s/ Peter B. Tarr
Peter B. Tarr
Chairman
Agreed:
/s/ Stephen E. Anbinder
Stephen E. Anbinder

The First Marblehead Corporation
800 Boylston Street, 34th Floor
Boston, MA 02199
Phone 800.895.4283
www.firstmarblehead.com

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